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(PRICEWATERHOUSECOOPERS LOGO)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Assurant, Inc. of our report dated December 5, 2003, except as to Note 4 as to which the date is January 9, 2004 relating to the balance sheet of Assurant, Inc. as of October 10, 2003 (date of incorporation), which appears in the Registration Statement on Form S-1 of Assurant, Inc.

New York, New York
February 4, 2004